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                                                                Exhibit 10.17-CE

[logo:]
NOETZLI
IMMOBILIEN-TREUHAND AG
[end of logo]

Lease

Lessor: Vierwaldstatter Beteiligungen/(1)/ AG, Stans) represented by
             Noetzli Immobilien-Treuhand/(2)/ AG)
             Kappelihmattstrasse 5
             5052 Hergiswil

Lessee:      Artificial Life Solutions AG
             Muhlebach 2
             6362 Stansstad

Property:    Muhlebach 2, 6362 Stansstad

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Leased Premises:      - approximately 424.6(m2) of office and archive space
                        (including traffic area, water-closet facilities and kitchen for joint use) on the third floor as shown in the enclosed ground plan
                      - 2 covered parking places, Nos. 16 and 17
                      - 4 open-air parking places. Nos. 4 - 7
[handwritten note:] Photocopy given to [illegible; Rob Pantano?] on March 22, 1999.

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/(1)/ investments
/(2)/ real estate trust
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1.    Commencement and Term of the Lease
      ----------------------------------

      Tenancy begins on July 1, 1999. The lease agreement is concluded for a fixed term of eight years, ending on June 30, 2007. The rent shall be graduated for the first three years of the lease term, i.e. until June 30, 2002, after which the rent shall be indexed The lessee has the option to extend the term of this agreement for a period of five years, ending on June 30, 2012. If it wishes to exercise this right, it must declare its intent to the lessor in writing by registered mail no later than November 30, 2006. The lease agreement continues tacitly insofar as it is not terminated by one or the other party after a six-month period of notice has elapsed or later on one of the dates set for payment at the end of June or the end of December.

2.    Rent and Other Charges
      ----------------------

      The annual net rent amounts to:
      for the first year (Fr. 150.00/m(2)) - June 30, 2000                                  Fr. 63,700.00
      for the second year (Fr. 170.00/m(2)) - June 30, 2001              Fr. 72,180.00
      for the third year (Fr. 200 00/m(2)) and thereafter                Fr. 84,920.00
      2 covered parking places, Nos. 16 and 17, each at Fr 125/month                        Fr.  3,000.00
      4 open-air parking places, Nos. 4-7, each at Fr. 50.00/month                  Fr.  2,400.00
      Furthermore, the lessee has to make payments
      on account for the following additional expenses:
      - heating, hot water and
        water treatment
      - janitorial, cleaning, materials
      - trash collection, sewage purification, operating fees,
        general electric, water, elevator service,
        television fees                                                                     Fr.  4,100.00
                                                                                            -------------

      Annual gross rent in the first year                                           Fr. 73,200.00
                           in the second year                            Fr. 81,680.00
                           in the third year                             Fr. 94,420.00
      Monthly gross rent in the first year                                                  Fr.  6,100.00
                                                                                            =============
                           in the second year                            Fr.  6,806.65
                           in the third year                             Fr.  7,868.35

      The preceding gross rent is to be paid in advance in monthly installments.

      Other claims arising from the lease agreement cannot be offset against the lessor's claims from this lease agreement.
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3.    Other Payments
      --------------

      Every year a detailed statement of other payments shall be made in accordance with Provision 2. These shall be computed from the actual costs and distributed according to an apportionment formula for heating and other expenses. The lessee is obligated to make all resulting additional payments based on this statement Excess payments shall be carried forward to the new statement for the lessee. Each monthly contribution for other charges shall be increased or decreased according to the result of the annual statement balance sheet plus the profit-and-loss-account.

4.    Rent Adjustment
      ---------------

      The rent shall be graduated until June 30, 2002 (see Provision 2, Paragraph 1). As of July 1, 2002, the annual net rent for the office and archive spaces shall be Fr 84,920.00 and shall be adjusted according to the National Consumer Price Index. The index figure at the time of the conclusion of this agreement, i.e. 104.7 points (April 1999. Based on May 1993 = 100), shall serve as the base level. If the National Index rises or falls by 5 (five) points with respect to that at the conclusion of this agreement or since the last adjustment, the parties shall be entitled to adjust the net rent by the same amount as the change in the index. A rent adjustment shall be announced with the official form one month in advance of the next rent payment date.

5.    Delivery of Possession of the Leased Property
      ---------------------------------------------

      Possession of the leased property was delivered from the company No Comment to the lessee on May 17, 1999, with the assistance of the company Noetzli Immobilien-Treuhand AG. All office and archive premises are fully developed and were newly painted. Upon delivery of possession of the leased property a record of the delivery was drawn up and signed by all parties to the agreement. The shortcomings mentioned in the record were rectified. For the period from May 17, 1999, until June 30, 1999, a sublease exists between the company No Comment as lessor and the company Artificial Life Solutions AG as lessee. The sublease and the lease between the owner and the company No Comment shall be terminated as of June 30, 1999

6.    Maintenance, Repairs and Renovations
      ------------------------------------

      The lessee is required to keep the leased premises in good and clean condition in accordance with Article 257f OR/(3)/. It is liable to indemnify the lessor for damages which are not the result of ordinary usage or acts of God. If work that is the responsibility of the lessor becomes necessary, the lessee shall report it immediately to the lessor in order to prevent increasing damage.

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/(3)/ Obligationsrecht = obligation law
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7.    Repairs Payable by the Lessee

      The lessee assumes responsibility for the so-called minor maintenance of the leased property in accordance with Article 263 OR, namely, all repairs which individually cost no more than 0.2 percent of the annual net rent. The following repairs shall always be paid by the lessee in accordance with local custom:
      - Reparation of door locks and keys, hinges, doorbells and windows and the replacement of window cranks, electric switches and broken panes of glass and all repairs to the lessee's own furnishings and equipment

8.    Inspection Right of the Lessor
      ------------------------------

      The lessor is permitted at any time, with prior notice to the lessee, to inspect the leased premises as necessary for the preservation of the property right and the supervisory right. Normally this inspection shall be made during the day. The lessor has the right of access to the furnace and utility room in the basement, to the extent that this is necessary.

9.    Liens
      -----

      For a lapsed annual rent and the current half-year rent and for the other charges specified in this agreement the lessor has a lien on the movable property which is located in the rented spaces and which furnishes and is used in them.

10.   Subleasing
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      The lessor can withhold consent to sublease, if either
      - the lessee refuses to inform the lessor of the conditions of the sublease,
      -  the sublease is disadvantageous to the lessor,
      - the conditions of the sublease are improper in comparison with those of the main lease.

      Once given, consent to sublease especially becomes inapplicable if the lessee agrees to or allows a sub-sublease without the written consent of the lessor.

11.   Transfer of the Lease to a Third Party
      --------------------------------------

      In connection with the transfer of the lease to a third party, the following, among other things, shall be agreed upon: The lessor can withhold consent to the transfer on significant grounds in accordance with
      Article 263 Paragraph 2 OR.
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12.   Return of the Leased Property
      -----------------------------

      Upon expiration of the lease, the premises must be returned in clean condition. Fixtures and installations which the lessee has installed at its own expense and which are firmly affixed to the building shall become the property of the lessor upon expiration of this agreement.

13.   Additional Contractual Rights
      -----------------------------

      Wherever the present agreement does not specify differently, the requirements of the OR (Articles 253 - 274) and the local regulations by order the fire and health authorities shall additionally apply. All insurance connected with the leased property such as theft, fire, glass, liability and loss-of-profit, and staff insurance and insurance of furnishings and equipment are the lessee's responsibility. The increased premium for the lessor's building insurance which results from approved alterations and improvements by the lessee to the leased premises shall be borne by the lessee.

14.   Rent Deposit
      ------------

      The lessor shall open a savings account for the rent deposit in the name of the lessee at the Nidwaldner Kantonalbank. The lessee is obligated to pay the amount of Fr. 20,000.00 into the newly opened account by June 30, 1999, at the latest. In other respects, the requirements according to
      Article 257e OR are in force.

15.   Court of Jurisdiction
      ---------------------

      The Court of Stansstad has jurisdiction over all disputes developing from this agreement. Reserved for this are Article 274b OR and the cantonal law on arbitration authorities for rent and lease (GSMP), the cantonal and Swiss means of legal redress and the arbitration authorities for rent and lease in the case of Provision 5 Paragraph 3 ff.

The parties acknowledge that they have read this agreement and that each has received a copy of it.

Date: June 4, 1999

The Lessor:                         The Lessee:
Vierwaldstatter Beteiligungen AG
represented by
Noetzli Immobilien-Treuhand AG      Artificial Life Solutions AG

[signature]                         [signature]